Exhibit 99.1

Press Release

NewMarket China, Inc. Positions For Aggressive Growth and Announces Paul K. Danner to Board with 25% Organic Growth Forecast to $50 Million in Profitable Revenue

DALLAS, TX – March 3, 2008 – NewMarket China, Inc. (OTCBB: NMCH) today announced the appointment of Paul K. Danner to the Company's Board of Directors in conjunction with 2008 plans for aggressive growth. Mr. Danner was recently announced as Managing Director of Asian Operations. As Managing Director of Asian Operations, Mr. Danner will work closely with local management in China and assist in organic business development activities. NewMarket China has recently announced a 2008 25% organic growth forecast to $50 million in profitable revenue. Mr. Danner will be interviewing with CEOcast (www.ceocast.com) tomorrow at 9 AM EST to discuss the Company’s rapid revenue growth and plans to expand its regional footprint through potential mergers and acquisitions.

The Company reported $29.5 million in revenue in 2006 and estimates reporting $40 million in revenue for 2007. The Company has already reported $27.9 million in revenue for the first three quarters of 2007 and has maintained breakeven profitability for the last two years. The anticipated revenue increase is based on expected organic growth from current operations. Management is considering acquisition opportunities, as well as investments to increase sales in North America, fulfilled from its Chinese operations. Any potential revenue from prospective acquisitions will be added to the 2008 forecast after any acquisition is completed.

Before joining NewMarket, Mr. Danner was the Chief Executive Officer of Paragon Financial Corporation, an OTC Bulletin Board company he formed in 2001 to acquire financial services institutions. Prior to founding Paragon, Mr. Danner was employed by MyTurn.com, Inc., a NASDAQ-listed company, where he served in a variety of leadership roles including Chief Executive Officer. Previous corporate positions with a number of Fortune 100 technology companies including Control Data and NEC provided managerial and executive level experience in sales, marketing, operations, finance and manufacturing. Mr. Danner earned a Bachelor of Science degree in Business Finance from Colorado State University in 1979, and an MBA from Old Dominion University in 1986. From 1979 to 1985 Mr. Danner served on active duty with the United States Navy flying the F-14 Tomcat. Currently, he is a Captain in the United States Navy Reserve and is assigned as the Deputy Chief of Staff, Naval Air Systems Command Reserve Program at Naval Air Station Patuxent River, Maryland.

Corporate Email Updates

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About NewMarket China, Inc. (www.newmarketchina.com)

NewMarket China, Inc. is a technology leader in the rapidly developing Chinese market specializing today in software engineering, high quality software development and digital multimedia outsourcing services delivered to customers globally. At the same time, the firm is a systems integrator and value added reseller of major global hardware brands in the Chinese domestic market.

Headquartered in Dallas with operations in Shanghai and Beijing, NewMarket China bridges the gap between Western and Eastern business cultures to assist western clients in realizing the advantages of the high quality, low cost technology products and services available from China. NewMarket China also assists Western clients in localizing products and services to realize the tremendous growth potential available by expanding into the Chinese Market.

"SAFE HARBOR STATEMENT" UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements that involve risks and uncertainties. The statements in this release are forward-looking statements that are made pursuant to safe harbor provision of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties, which may cause NewMarket's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. These risks and uncertainties include, among other things, product demand and market competition. You should independently investigate and fully understand all risks before making investment decisions.

NewMarket China, Inc.
Investor Relations
214-722-3065
ir@newmarketchina.com